UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 9, 2013

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

On December 9, 2013, Darling issued a press release announcing that it intends to offer approximately 40,000,000 shares of its common stock in an underwritten public offering.   A copy of such press release is attached hereto as Exhibit 99.1.

On December 9, 2013, Darling issued a press release announcing that it intends, subject to market and other conditions, to launch an offering of $500 million in aggregate principal amount of its unsecured senior notes in the near future.  A copy of such press release is attached hereto as Exhibit 99.2.

Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release dated December 9, 2013 (furnished pursuant to Item 8.01).

99.2	Press Release dated December 9, 2013 (furnished pursuant to Item 8.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: December 10, 2013	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release dated December 9, 2013 (furnished pursuant to Item 8.01).

99.2	Press Release dated December 9, 2013 (furnished pursuant to Item 8.01).

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